                                EXHIBIT (10)-70-

                           MEMORANDUM  OF  AGREEMENT



                                    BETWEEN



                                   PERTAMINA



                                      AND



                            KOREA  GAS  CORPORATION



                                      FOR



                       THE  PURCHASE  AND  SALE  OF  LNG



                              DURING  1996 - 1999




                           MEMORANDUM  OF  AGREEMENT
                                      FOR
             THE  PURCHASE  AND  SALE  OF  LNG  DURING  1996 - 1999



This Memorandum of Agreement ("Agreement") dated July 19, 1996 is made by and between PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA ("PERTAMINA") ("Seller") and Korea Gas Corporation ("KOGAS") ("Buyer"), for the sale and purchase of certain quantities of LNG as described below. Seller and Buyer are collectively referred to herein as the "Parties".

WHEREAS, Seller and Buyer are parties to an Amended and Restated LNG Sales and Purchase Contract, effective as of January 1, 1991 ("Arun III Contract") which is in full force and effect and which is unaffected by this Agreement;

WHEREAS, Seller and Buyer are parties to the LNG Sales and Purchase Contract effective as of May 7, 1991 ("Korea II Contract") which is in full force and effect and which is unaffected by this Agreement; and

WHEREAS, Seller desire to sell and Buyer desires to purchase certain quantities of LNG during the period 1996 to 1999 inclusive.

NOW THEREFORE, in consideration of the mutual promises contained herein, the Parties agree as follows:

                              ARTICLE  I  -  TERM

The effectiveness of this Agreement shall be as of the date hereof and the term of this Agreement shall commence on September 1, 1996 and shall terminate when the respective rights and obligations of the parties hereunder have been extinguished.

                        ARTICLE  II  -  FIXED QUANTITIES

During each calendar year specified below ("Fixed Quantity Period"), Seller shall sell and deliver to Buyer and Buyer shall purchase, receive and pay for at the applicable Contract Sales Price, the quantity of LNG specified for such Fixed Quantity Period (each such quantity being called a "Fixed Quantities") as follows:

Fixed Quantity Period              Fixed Quantities (Number of Cargoes)
---------------------              ------------------------------------
                            Ex-ship                FOB                  TOTAL
                            -------                ---                  -----
       1996                   -                      3                    3
       1997                   2                     20                   22
       1998                   2                     20                   22
       1999                   3                     20                   23

One Ex-Ship cargo is equivalent to 2,900 Billion BTUs.
One FOB cargo is equivalent to 2,940 Billion BTUs.

                          ARTICLE III - TRANSPORTATION

(a) Seller shall be responsible for providing transportation for the Ex-ship Fixed Quantities, and Buyer shall be responsible for providing transportation for the FOB Fixed Quantities, specified in Article II above.

(b) In providing transportation hereunder, the Parties shall use LNG Tankers which are compatible with the Loading Port and the Receiving Facility and which have the required port clearances, authorizations and approvals. The Parties shall use their respective best efforts to obtain such clearances, authorizations and approvals.


                      ARTICLE IV - CONTRACT SALES PRICES

(a)    Ex-Ship Fixed Quantities
       The Contract Sales Price for the Ex-Ship Fixed Quantities shall be the sum of an LNG related portion ("LNG Related Portion") and a transport related portion ("Transport Related Portion").

       The LNG Related Portion shall be 0.159 REP, where REP is the arithmetic average of the realized export prices, in U.S. Dollars per barrel, F.O.B. Indonesia, of all field classifications of Indonesian crude oils (including condensate) then being sold and exported, except premiums and except such prices for spot sales.

       The Transport Related Portion shall be U.S.$0.62/MMBTU as at January 1, 1994, escalating 2.5% per annum thereafter.

(b)    F.O.B. Fixed Quantities
       The Contract Sales Price for the F.O.B. Fixed Quantities shall be equal to the LNG Related Portion for the Ex-Ship Quantities referred to in (a) above, multiplied by a boil-off adjustment factor of 0.9870.

                         ARTICLE  V  - SOURCE OF SUPPLY

The Natural Gas to be processed into LNG and sold and delivered hereunder is to be produced from the areas in East Kalimantan covered by production sharing contracts between PERTAMINA and its relevant suppliers, and loaded at PERTAMINA's facility at Bontang, East Kalimantan and Gas Supply Area shall be construed accordingly.


                   ARTICLE VI - GENERAL TERMS AND CONDITIONS

(a)    Ex-ship Fixed Quantities
       All of the terms and conditions of the Arun III Contract shall apply to the Ex-ship Fixed Quantities and shall be incorporated in this Agreement (mutatis mutandis) except for terms which are specifically excluded below, or which conflict with the terms herein. Capitalized terms used herein in connection with the Ex-ship Fixed Quantities shall have the same meaning as set forth in the Arun III Contract unless otherwise specifically defined or construed herein.

       The following Articles of the Arun III Contract are hereby expressly excluded from this Agreement:

       7.1 Fixed Quantity (save that each of the calendar years 1996 - 1999 shall be referred to as a "Fixed Quantity Period" and the quantity of LNG set out for delivery hereunder in each such calendar year shall be referred to as the "Fixed Quantity" for such Fixed Quantity Period);
       7.3    Buyer's Obligation to Take-or-Pay;
       7.4 Allocation of Deliveries of Fixed Quantities Between Buyer and Other Purchasers;
       7.6    Make-Up LNG;
       7.7 Allocation for Make-Good LNG, Make-Up LNG and Restoration Quantities; and
       7.8    Priority Order.

(b)    F.O.B. Fixed Quantities
       All of the terms and conditions of Korea II Contract shall apply to the FOB Fixed Quantity and shall be incorporated in this Agreement (mutatis mutandis) except for terms which are specifically excluded below, or which conflict with the terms herein. Capitalized terms used herein in connection with the FOB Fixed Quantity shall have the same meaning as set forth in Korea II Contract unless otherwise specifically defined or construed herein.

       The following Articles of Korea II Contract are hereby expressly excluded from this Agreement.

       7.1 Fixed Quantity (save that each of the calendar years 1996-1999 shall be referred to as a "Fixed Quantity Period" and the quantity of LNG set out for delivery hereunder in each such calendar year shall be referred to as the "Fixed Quantity" for such Fixed Quantity Period);
       7.3    Buyer's Obligation to Take-or-Pay;
       7.4 Allocation of Deliveries of Fixed Quantities between Buyer and Other Purchasers;
       7.5    Make-Up LNG;
       7.7 Allocation for Make-Up LNG and Restoration Quantities; and 7.8 Priority Order.


                            ARTICLE VII - DELIVERIES

The Parties refer to their common understanding regarding deliveries of the Fixed Quantities hereunder as set out in paragraph 1 of the Minutes of Meeting between them dated 22-23 May, 1996. The Parties shall have their respective representatives regularly consult to seek to apply this understanding in practice.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized officer as of the day and year first above written.

BUYER:                             SELLER :
------                             --------
KOREA GAS CORPORATION              PERUSAHAAN PERTAMBANGAN MINYAK
(KOGAS)                            DAN GAS BUMI NEGARA (PERTAMINA)



/s/                                 /s/
----------------------------       ------------------------------------
By:Han, Kap-Soo                    By:F. Abda'oe
Title:President                    Title:President Director
        & C.E.O.                                   & C.E.O.